[GRAPHIC OMITTED]                                                 Press Release

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                                     Contact:      Denise DesChenes/Kara Findlay
                                                   Citigate Sard Verbinnen
                                                   (212) 687-8080

                  FOAMEX ANNOUNCES NEW BUSINESS UNIT STRUCTURE

                         Andrew Thompson Promoted to EVP
              of the New Foam and Technical Products Business Unit

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LINWOOD,  PA,  May 4, 2005 -- Foamex  International  Inc.  (NASDAQ:  FMXI),  the
world's leading manufacturer of flexible polyurethane and advanced polymer foam products, today announced that it is reorganizing its management and business unit structure. The Company has combined its Technical Products and Foam
Products groups to better align management focus with the strategic goal of driving value-added specialty products through the various markets it serves. Under the reorganization, Foamex is also placing the responsibility for manufacturing in its business units to promote productivity and accountability.

Thomas Chorman, President and Chief Executive Officer said, "This realignment of management and our business units will promote better market focus and improve integration and communication between our sales, marketing and manufacturing efforts, driving increased productivity and efficiency through all our businesses. I have great confidence in Foamex's management team's ability to successfully navigate this challenging business climate and better position the company for long-term, profitable growth."

As part of the reorganization, Andrew Thompson, formerly Executive Vice President of Technical Products, has been promoted to the role of Executive Vice President of the newly reorganized Foam and Technical Products business unit. Thompson will have responsibility for sales, marketing and manufacturing for Foamex's bedding, furniture, fabricated and technical products. Nick Costides, formerly Executive Vice President of Foam Products, has resigned to pursue other interests.

Commenting on Thompson's promotion, Chorman said, "Andy's experience in Technical Products and Research and Development uniquely qualifies him to lead our Foam and Technical Products business unit as we focus on further leveraging our technical capabilities and our state of the art VPF technology to create significant value for our customers and the end users of our products."

Vincent A. Bonaddio, formerly Senior Vice President of sales and marketing for the Technical Products group, has been promoted to Senior Vice President of Technical Products with responsibility for sales, marketing and manufacturing within that division. Bonaddio will report to Thompson. Also reporting to Thompson, and adding manufacturing to their current responsibilities, are Alvaro Vaselli, Senior Vice President, Foam Products North; Donald Crawford, Senior Vice President, Foam Products South; and Darrell Nance, Executive Vice President, Foam Products West.

Paul Haslanger, formerly Executive Vice President of Manufacturing, has been named Executive Vice President of Manufacturing Technology. Haslanger will report to Chorman and will be responsible for research and development, new product commercialization, new business integration, engineering, quality and environmental health and safety.

Biographies:

Andrew  Thompson - Executive Vice President of Foam and Technical  Products
Andy Thompson, 40, was most recently Executive Vice President of Technical Products since January 2003. Prior to this position, from January 2000 to January 2003, Thompson was Senior Vice President, Research & Development. Prior to joining the Company, Thompson spent ten years at Lyondell/ARCO Chemical where he held various positions in polyurethane-related areas. Thomson holds a B.S. in Chemistry from the University of Delaware and received a Ph.D. in Polymer Chemistry from the University of Massachusetts.

Vincent Bonaddio - Senior Vice President of Technical Products
Vincent Bonaddio, 43, was most recently Senior Vice President of Sales and Marketing for the Technical Products Group since May 2001 and prior to that was Senior Vice President of Research and Development beginning in August 1997. He holds a B.S. in Chemical Engineering from Cornell University. Mr. Bonaddio also currently serves as President of the Polyurethane Foam Association.


About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, cost savings initiatives, the Company's ability to recover raw material cost increases, introduce new products, enhance sales growth and margins and the outlook for the Company's financial performance. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, its ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the achievement of management's business plans, its capital and debt structure (including financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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